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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, effective June 30, 1995, File No. 33-94250, effective July 3, 1995, File No. 333-43075, effective December 23, 1997, and File No. 333-64291, effective September 25, 1998), of our report dated February 6, 2004 with respect to the financial statements of Loegering Mfg.
Inc. included in this Current Report on Form 8-K/A (Amendment No. 1).



                                                /s/ Eide Bailly LLP

Fargo, North Dakota
December 17, 2004